                                                                     EXHIBIT 4.1

                             SBS TECHNOLOGIES, INC.

                                       and

                    FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                  Rights Agent

                                Rights Agreement

                         Dated as of September 15, 1997



                                TABLE OF CONTENTS

                                                                                                           Page
                 Section 1.     Certain Definitions                                                           1

                 Section 2.     Appointment of Rights Agent                                                   5

                 Section 3.     Issue of Right Certificates                                                   5

                 Section 4.     Form of Right Certificates                                                    8

                 Section 5.     Countersignature and Registration                                             8

                 Section 6.     Transfer, Split Up, Combination and Exchange of Right
                                Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates         9

                 Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights                 10

                 Section 8.     Cancellation and Destruction of Right Certificates                            12

                 Section 9.     Reservation and Availability of Common Shares                                 12

                 Section 10.    Common Shares Record Date                                                     14

                 Section 11.    Adjustment of Purchase Price, Number of Shares or Number of
                                Rights                                                                        14

                 Section 12.    Certificate of Adjusted Purchase Price or Number of Shares                    24

Section 13.      Consolidation, Merger, Share Exchange or Sale or Transfer of
                 Assets or Earning Power                                                     24

Section 14.      Fractional Rights and Fractional Shares                                     27

Section 15.      Rights of Action                                                            28

Section 16.      Agreement of Right Holders                                                  28

Section 17.      Right Certificate Holder Not Deemed
                 a Shareholder.                                                              29

Section 18.      Concerning the Rights Agent                                                 29

Section 19.      Merger or Consolidation or Change of Name of Rights Agent                   30

Section 20.      Duties of Rights Agent                                                      30

Section 21.      Change of Rights Agent                                                      32

Section 22.      Issuance of New Right Certificates                                          33

Section 23.      Redemption                                                                  34

Section 24.      Exchange                                                                    35

Section 25.      Notice of Certain Events                                                    36

Section 26.      Notices                                                                     37

Section 27.      Supplements and Amendments                                                  38

Section 28.      Successors                                                                  39

Section 29.      Benefits of this Agreement                                                  39

Section 30.      Severability                                                                39

Section 31.      Administration and Interpretation by Directors                              40

Section 32.      Governing Law                                                               40

Section 33.      Counterparts                                                                40

Section 34.      Descriptive Headings                                                        40

Signatures                                                                                   41

Exhibit A - Form of Right Certificate

Exhibit B - Summary of Rights to Purchase Common Shares


                                RIGHTS AGREEMENT


      Agreement, dated as of September 15, 1997, between SBS Technologies, Inc., a New Mexico corporation (the "Company"), and First Security Bank, National Association (the "Rights Agent").

      The Board of Directors of the Company has authorized and declared a dividend of one common share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on October 10, 1997 (the "Record Date") payable on that date, each Right initially representing the right to purchase six Common Shares at a per share price of $20, as specified in this Agreement, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as those terms are hereinafter defined).

    Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions.

      For purposes of this Agreement, the following terms have the meanings indicated:

      (a) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors upon determination that the criteria set forth in Section 11(a)(ii)(B) hereof apply to that Person.

      (b) "Acquiring Person" shall mean any Person (as that term is hereinafter defined) who or which, together with all Affiliates and Associates (as those terms are hereinafter defined) of that Person, shall be the Beneficial Owner (as that term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as that term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan. Notwithstanding the foregoing,

            (i) no Person who or which, at the close of business on the date hereof, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding shall be deemed an "Acquiring Person"; provided, however, that, if a Person is, at the close of business on the date hereof, the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding and shall thereafter become the

Beneficial Owner of additional Common Shares of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by that Person), then that Person shall be deemed to be an "Acquiring Person";

           (ii) no Person shall become an "Acquiring Person" as a result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by that Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person would, but for the provisions of this clause (ii), become an Acquiring Person by reason of share purchases by the Company and shall, after that share purchase by the Company, become the Beneficial Owner of any additional Common Shares of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by that Person), then that Person shall be deemed to be an "Acquiring Person";

           (iii) a Person shall not be deemed to be an "Acquiring Person" for any purposes under this Agreement if (A) the Board of Directors of the Company determines in good faith that the Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become an "Acquiring Person" inadvertently, and that Person divests as promptly as practicable a sufficient number of Common Shares so that that Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (b), or (B) the event causing the 15% threshold to be crossed is (x) a transaction set forth in Section 13(a), (y) approved in advance by the Board of Directors (with the approval of a majority of Continuing Directors) or (z) is an acquisition of Common Shares pursuant to a tender offer or an exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the members of the Board of Directors of the Company who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment or financial advisers, to be (1) fair to shareholders (taking into account all factors which the Board of Directors deems relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (2) otherwise in the best interests of the Company, its shareholders, employees, customers, suppliers and creditors, and the communities in which the Company does business.

      (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

            (i) which that Person or any of that Person's Affiliates or Associates beneficially owns (as determined pursuant to Rule 13d-3 of the general Rules and Regulations under the Securities Exchange Act of 1934 ("Exchange Act")), directly or indirectly;

            (ii) which that Person or any of that Person's Affiliates or Associates has

                 (A) the right to acquire (whether that right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights at any time before the occurrence of a Section 11(a)(ii) Event but thereafter including Rights acquired by that Person from and after the Distribution Date other than Rights acquired by that Person directly from the Company pursuant to Section 3(a) or Rights acquired by that Person upon adjustments under Section 11 or 22 to Rights that would not be deemed hereunder to be Beneficially Owned by that Person), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of that Person or any of that Person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or (y) securities issuable upon exercise of Rights at any time before the occurrence of a Triggering Event; or (z) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by that Person or any of that Person's Affiliates or Associates before the Distribution Date or pursuant to Section 3(a) hereof or Section 22 hereof (the "Original Rights") or pursuant to Section 11(a)(i) hereof in connection with an adjustment made with respect to any Original Rights;

                 (B) the right to vote or dispose of pursuant to any agreement, arrangement or understanding whether or not in writing; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote that security (1) arises solely from a revocable proxy or consent given to that Person or any of that Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable by that Person on Schedule 13D under the Exchange Act (or any comparable or successor report) as being beneficially owned; or

            (iii) which are beneficially owned, directly or indirectly, by any other Person

(or any Affiliate or Associate thereof) with which that Person (or any of that Person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of, or with respect to, acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any voting securities of the Company.

           Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of those securities then issued and outstanding together with the number of those securities not then actually issued and outstanding which that Person would be deemed to own beneficially hereunder.

      (e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New Mexico or New York are authorized or obligated by law or executive order to close.

      (f) "Close of Business" on any given date shall mean 5:00 p.m., Albuquerque, New Mexico time, on that date; provided, however, that if that date is not a Business Day it shall mean 5:00 p.m., Albuquerque, New Mexico time, on the next succeeding Business Day.

      (g) "Common Shares" shall mean the shares of no par value common stock of the Company. The term "common shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) of that Person with the greatest voting power or, if that other Person is a Subsidiary of another Person, the Person or Persons which ultimately control that Person.

      (h) "Continuing Director" shall mean any Person who is a member of the Board of Directors of the Company who is not an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person or a representative of an Acquiring Person or Adverse Person or of any such Affiliate or Associate, and who was a member of the Board of Directors on the Rights Dividend Declaration Date. A "Continuing Director" shall also mean any Person who subsequently becomes a member of the Board of Directors who is not an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person or a representative of an Acquiring Person or Adverse Person or of any such Affiliate or Associate, if that Person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

      (i) "Distribution Date" shall have the meaning set forth in Section 3.

      (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (k) "Expiration Date" shall have the meaning set forth in Section 7.

      (l) "Final Expiration Date" shall have the meaning set forth in Section 7.

      (m) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of that entity.

      (n) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

      (o) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii).

      (p) "Section 13 Event" shall mean any event described in clauses (i), (ii) or (iii) of Section 13(a).

      (q) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

      (r) "Subsidiary" of any Person shall mean, with reference to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is beneficially owned, directly or indirectly, or otherwise controlled by that Person.

      (s) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

Section 2. Appointment of Rights Agent.

      The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall before the Distribution Date also be the holders of the Common Shares of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts that appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

Section 3. Issue of Right Certificates.

      (a) Until the earlier of

            (i) the Close of Business on the tenth day after the Shares Acquisition Date (or, if the tenth day following the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date),

            (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Company's Board of Directors, provided, however, that if that determination occurs after the time there is an Acquiring Person or an Adverse Person, then that date may be extended only if there are Continuing Directors in office and the extension is authorized by a majority of the Continuing Directors) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Company aggregating 15% or more of the then outstanding Common Shares; or

            (iii) the Close of Business on the tenth day after the Board of Directors of the Company determines, pursuant to the criteria set forth in
Section 11(a)(ii)(B) that a Person is an Adverse Person;

the earlier of those dates being herein referred to as the "Distribution Date"),
(x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of that holder shown on the records of the Company, one or more Right Certificates, in substantially the form of Exhibit A hereto ("Right Certificates"), evidencing one Right for each Common Share so held, subject to adjustment as provided in this Agreement. If an adjustment in the number of Rights per Common Share has been made, at the time of distribution of the right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) of this Agreement) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by those Right Certificates.

      (b) As promptly as possible following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of that holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by those certificates registered in the names of the holders thereof Until the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date, the transfer or surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer or surrender for transfer of the Rights associated with the Common Shares represented thereby.

      (c) Certificates for Common Shares which become outstanding (including, without limitation, certificates for reacquired Common Shares referred to in the last sentence of this paragraph (c) and certificates issued on the transfer of Common Shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between SBS Technologies, Inc. and First Security Bank, National Association, dated as of September 15, 1997, and as that agreement may be amended (the "Rights Agreement"), the terms of which (including restrictions on the transfer of those rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of SBS Technologies, Inc. Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. SBS Technologies, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor from that holder. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or Adverse Person or any Affiliates or Associates thereof (all as defined in the Rights Agreement), whether currently held by or on behalf of that Person or any subsequent holder, shall become null and void.

With respect to certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Shares represented by those certificates shall be evidenced by those certificates alone, the registered holders of Common Shares shall also be the registered holders of the associated Rights and the transfer or surrender for transfer of any such certificate shall also constitute the surrender for transfer or transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but before the Distribution Date or Expiration Date, any Rights associated with those Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

Section 4. Form of Right Certificates.

      The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth on Exhibit A hereto and may have those marks of identification or designation and those legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and shall entitle the holders thereof to purchase that number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration.

      (a) The Right Certificates shall be executed on behalf of the Company, unless otherwise determined by the Board of Directors, by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, Secretary or its Treasurer, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be that officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, those Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed those Right Certificates had not ceased to be that officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of that Right Certificate, shall be a proper officer of the Company to sign that Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

      (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Those books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

      (a) Subject to the provisions of Sections 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or before the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares (or, following a Triggering Event, Common Shares, other securities, cash and/or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled that holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make that request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of the Rights Certificate and shall have provided that additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e) and 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

      (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

      (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share (or other security, cash or assets, as the case may be) as to which the Rights are exercised, at or before the earliest of(i) the Close of Business on October 10, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or
(iii) the time at which those Rights are exchanged as provided in Section 24 hereof (the earlier of (i), (ii), or (iii) being the "Expiration Date").

      (b) The Purchase Price for each Common Share purchasable pursuant to the exercise of a Right shall initially be $20, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

      (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares (or other securities, cash or assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax required to be paid by the holder of that Right Certificate in accordance with Section 9 hereof, the Rights Agent shall, subject to Section 20(k), thereupon promptly

          (i) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests,

          (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof,

          (iii) after receipt of those certificates, cause the same to be delivered to or upon the order of the registered holder of that Right Certificate, registered in that name or names as may be designated by that holder, and

          (iv) when appropriate, after receipt, deliver that cash, if any, to or upon the order of the registered holder of that Right Certificate.

The payment of the Purchase Price (as that amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified check, cashier's check, bank draft or money order payable to the order of the Company, except that, if so provided by the Board of Directors of the Company, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event and until the first occurrence of an event described in clauses (i), (ii) or (iii) of Section 13(a) may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares of the Company equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per Common Share on the Trading Day (as that term is hereinafter defined) immediately preceding the date of that exercise. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

      (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of that Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

      (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11 (a)(ii) Event, any Rights beneficially owned by

          (i) an Acquiring Person, an Adverse Person or an Associate or Affiliate of an Acquiring Person or Adverse Person,

          (ii) a transferee of an Acquiring Person or Adverse Person (or Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or

          (iii) a transferee of an Acquiring Person or an Adverse Person (or of any Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person becoming such and receives those Rights pursuant to (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in that Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of those Rights shall have any rights whatsoever with respect to those Rights, whether under any provision of this Agreement or otherwise.

The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Right

Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or an Adverse Person or any of their respective Affiliates, Associates or transferees hereunder.

      (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported transfer, assignment or exercise as set forth in this Section 7 unless that registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse of the Right Certificate surrendered for that transfer, assignment or exercise, and (ii) provided any additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

      (g) Before the time and date that an Acquiring Person becomes such, nothing in this Agreement will prevent the Company from issuing previously authorized and unissued Common Shares for any purpose or purposes approved by the Company's Board of Directors, subject to any applicable law and any rules or regulations of any stock exchange on which the Common Shares are then listed.

Section 8. Cancellation and Destruction of Right Certificates.

      All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy those cancelled Right Certificates, and in that case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Common Shares.

      (a) The Company covenants and agrees that it will use its best efforts to cause to be reserved and kept available out of its authorized and unissued Common Shares (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares and/or other securities or out of any authorized and issued Common Shares held in its treasury), to the extent available to be reserved and not determined by the Board of Directors to be kept available for other corporate purposes, the number of Common Shares (and, following the occurrence of a Triggering Event, Common Shares and other securities) that, in light of the provisions of Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

      (b) As long as the Common Shares issuable upon the exercise of Rights are listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for that issuance to be listed on that exchange upon official notice of issuance upon that exercise.

      (c) The Company shall use its best efforts to:

          (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered upon exercise of the rights has been determined in accordance with
Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form,

          (ii) cause that registration statement to become effective as soon as practicable after that filing, and

          (iii) cause that registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for those securities, and (B) the Expiration Date of the Rights.

The Company will also take that action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 120 days after the date set forth in clause (c)(i) above, the exercisability of the rights in order to prepare and file the registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration is required following a Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in that jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

      (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for those Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

      (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of that Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

Section 10. Common Shares Record Date.

      Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and that certificate shall be dated, the date upon which the Right Certificate evidencing those Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of that surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, that person shall be deemed to have become the record holder of those shares on, and that certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights.

      The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a)(i) If the Company shall at any time after the date of this Agreement
(A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for that dividend or of the effective date of that subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on that date, shall be proportionately adjusted so that the holder of any Right exercised after that time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if that Right had been exercised immediately before that date and at a time when the Common Shares transfer books of the Company were open, that holder would have owned upon that exercise and been entitled to receive by virtue of that dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made before, any adjustment required pursuant to Section 11(a)(ii).

          (ii) Subject to Section 24 of this Agreement, if

               (A) any Person, at any time after the Rights Dividend Declaration Date, shall become an Acquiring Person, or

               (B) the Board of Directors of the Company shall declare any Person to be an Adverse Person, upon a determination that that Person, alone or together with its Affiliates and Associates, has at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of an amount of Common Stock which the Board of Directors determines to be substantial (which shall not be less than 10% of the shares of Common Stock then outstanding) and a determination by the Board of Directors, after reasonable inquiry and investigation, including consultation with those Persons as the Board of Directors shall deem appropriate, that (1) the Beneficial Ownership by that Person is intended to cause the Company to repurchase the Common Stock beneficially owned by that Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide that Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking that action or entering into those transactions or that series of transactions at that time or (2) the Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including but not limited to, impairment of relationships with customers, impairment of the Company's business reputation or impairment of the Company's ability to maintain its competitive policy) on the business or prospects of the Company, then, after the occurrence of a Section 11(a)(ii) Event, each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have a right to receive, in lieu of the number of Common Shares for which a Right was theretofore exercisable, the number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right was exercisable immediately before the Section 11(a)(ii) Event and dividing that product (which, following that first occurrence, shall thereafter be referred to as the Purchase Price for each Right and for all purposes of this Agreement) by 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of that event (that number of shares, the "Adjustment Shares"); provided, however that the Purchase Price and number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any event occurring after the date of that first occurrence. If any Person shall become an Acquiring Person or Adverse Person and the Rights shall then be outstanding, the Company shall not, except as permitted by Section 23 or Section 27, take any action if at the time that action is taken it is reasonably foreseeable that the action would eliminate or substantially diminish the benefits intended to be afforded by the Rights unless that action is approved by a majority of the Continuing Directors.

          (iii) If there shall not be sufficient Common Shares of the Company issued but not outstanding or authorized but unissued (and not reserved for issuance for purposes other than upon exercise of the Rights) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii), the Company shall:

               (A) determine the excess of(1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (that excess, the "Spread"), and

               (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares (those shares of preferred stock, hereinafter referred to as "common stock equivalents")), (4) debt securities of the Company,
(5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where that aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company (except that the value of any preferred stock which the Board of Directors determines to be equivalent to the Common Shares may be determined by the Board of Directors without the necessity of determination of value by an investment banking firm); provided, however, if the Company shall not have made adequate provision to substitute for the Adjustment Shares pursuant to clause
(B) above within 90 days
following the later of (x) the first occurrence of a Section 11 (a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later being referred to as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.

If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares might be authorized for issuance upon exercise in full of the Rights, the 90 day period set forth above may be extended to the extent necessary, but not more than 120 days after the
Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (that period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to that first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Shares on that date.

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after that record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("equivalent common shares") or securities convertible into Common Shares at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on that record date, the Purchase Price to be in effect after that record date shall be determined by multiplying the Purchase Price in effect immediately before that record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on that record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at that current market price, and the denominator of which shall be the number of Common Shares outstanding on that record date plus the number of additional

Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case that subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of that consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. That adjustment shall be made successively whenever such a record date is fixed; and if those rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if that record date had not been fixed.

      (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after that record date shall be determined by multiplying the Purchase Price in effect immediately before that record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (as defined in Section 11(d)) on that record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be that current per share market price of the Common Shares. Those adjustments shall be made successively whenever such a record date is fixed; and if that distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if that record date had not been fixed.

      (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the "current per share market price" of the Common Shares or any other security (a Common Share or other security, a "Security" for the purpose of this Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of that Security for the 30 consecutive Trading Days (as that term is hereinafter defined) immediately before that date; provided, however, that if the current per share market price of the Security is determined during a period following the announcement by the issuer of that Security of (A) a dividend or distribution on that Security payable in shares of that Security or securities convertible into those shares (other than the Rights), or (B) any subdivision, combination or reclassification of that Security (other than the rights) and before the expiration of 30 Trading Days after the ex-dividend date for that dividend or distribution, or the record date for that subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of that Security and to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Securities, the fair value of the Securities on that date as determined in good faith by the Board of Directors shall be used and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or so listed or traded, then "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

      (e) No adjustment in the Purchase Price shall be required unless that adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires that adjustment or (ii) the Expiration Date.

      (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of those other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through
(c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Common Shares shall apply on like terms to any of those other shares.

      (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

      (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately before the making of that adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one ten-thousandth of a share) obtained by (i) multiplying (x) the number of shares covered by a Right immediately before this adjustment by (y) the Purchase Price in effect immediately before that adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after that adjustment of the Purchase Price.

      (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after that adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately before that adjustment. Each Right held of record before that adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately before adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on that record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which those holders shall be entitled as a result of that adjustment, or, at the option of the Company, shall cause to be distributed to those holders of record in substitution and replacement for the Right Certificates held by those holders before the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which those holders shall be entitled after that adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

      (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

      (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company) Common Shares at that adjusted Purchase Price.

      (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of that event the issuing to the holder of any Right exercised after that record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon that exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon that exercise on the basis of the Purchase Price in effect before that adjustment; provided, however, that the Company shall deliver to that holder a due bill or other appropriate instrument evidencing that holder's right to receive those additional shares upon the occurrence of the event requiring that adjustment.

      (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any

          (i) consolidation or subdivision of the Common Shares,

          (ii) issuance wholly for cash of any Common Shares at less than the current market price,

          (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares,

          (iv) dividends on Common Shares payable in Common Shares, or

          (v) issuance of rights, options or warrants referred to in Section 11(b),

hereafter made by the Company to holders of its Common Shares shall not be taxable to those stockholders.

      (n) The Company covenants and agrees that it shall not, except in compliance with the second sentence of Section 11(a)(ii), at any time after the earlier of the Distribution Date or the Shares Acquisition Date,

          (i) consolidate with any other Person (other than a Subsidiary of the Company),

          (ii) merge with or into any other Person (other than a Subsidiary of the Company),

          (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions) or

          (iv) consummate a share exchange with any other Person, if at the time of or immediately after that consolidation, merger, sale or share exchange

               (A) there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights,

               (B) before, simultaneously with or immediately after that consolidation, merger, sale or share exchange the stockholders of the Person who constitute, or would constitute, the issuer of Common Shares for purposes of
Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates, or

               (C) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

      (p) Anything in this Agreement to the contrary not withstanding, if the Company shall at any time after the date of this Agreement and before the Distribution Date consolidate with, or merge with or into, any other Person for the primary purpose of a change of domicile of the Company, and, in connection with that consolidation or merger, all of the outstanding Common Shares shall be changed into or exchanged for shares of common stock of the surviving corporation (the "Surviving Corporation"), then proper provision shall be made so that Rights shall be associated with each share of common stock of the Surviving Corporation, except as provided in Section 7(e), such that the number of Rights associated with each share of Common Stock of the Surviving Corporation following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately before that event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately before the occurrence of the event and the denominator of which shall be the total number of shares of common stock of the Surviving Corporation which the Common Shares were changed into or exchanged for pursuant to the consolidation or merger. Following such a consolidation or merger, this Agreement shall remain in effect and all references to the company shall be deemed to be references to the Surviving Corporation.

      (q) The failure by the Board of Directors to declare a Person to be an Adverse Person following that Person becoming the Beneficial Owner of 10% or more of the outstanding Common Shares shall not imply that that Person is not an Adverse Person or limit the Board of Directors' right at any time in the future to declare that Person to be an Adverse Person.

      (r) Anything in this Agreement or the Rights to the contrary notwithstanding, if the Company shall at any time after the date hereof and before the Distribution Date

          (i) declare a dividend on the outstanding Common Shares payable in shares of Common Shares,

          (ii) subdivide the outstanding Common Shares,

          (iii) combine the outstanding Common Shares into a smaller number of shares, or

          (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares,

the number of Rights associated with each Common Share then outstanding, or that become outstanding thereafter but before the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately before that event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately before the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of that event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.

      Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall promptly

      (a) prepare a certificate setting forth that adjustment, and a brief statement of the facts accounting for that adjustment,

      (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of that certificate, and

      (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13. Consolidation, Merger, Share Exchange or Sale or Transfer of Assets or Earning Power.

      (a) In the event, directly or indirectly, at any time after the Shares Acquisition Date,

          (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with the second sentence of Section 11(a)(ii)), and the Company shall not be the continuing or surviving corporation of that consolidation or merger,

          (ii) any Person (other than a Subsidiary of the Company in a transaction which complies with the second sentence of Section 11(a)(ii)) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of that consolidation or merger, or any Person or Persons shall consummate a share exchange with the Company, and, in connection with that consolidation, merger or share exchange, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or

          (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case (except as may be contemplated by Section 13(d)), proper provision shall be made so that

                (1) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price (disregarding any adjustment of the Purchase Price pursuant to Section 11(a)(ii) hereof) in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of common stock of the Principal Party (as later defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is exercisable immediately before the first occurrence of a
Section 13 Event (or if a Section 11(a)(ii) Event has occurred before the first occurrence of a Section 13 Event, multiplying the number of those shares for which a Right was exercisable immediately before the first occurrence of a
Section 11(a)(ii) Event by the Purchase Price in effect immediately before that first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (y) 50% of the current market price per share of common stock of the Principal Party on the date of consummation of the Section 13 Event;

                (2) that Principal Party shall thereafter be liable for, and shall assume, by virtue of that Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

                (3) the term "Company" shall thereafter be deemed to refer to that Principal Party, it being specifically intended that the provisions of
Section 11 shall apply only to that Principal Party following the first occurrence of a Section 13 Event;

                (4) that Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Rights; and

                (5) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

      (b) "Principal Party" shall mean:

          (i) in the case of any transaction described in clause (i) or (ii) of
Section 13(a), the Person that is the issuer of any securities into which Common Shares are converted in that merger, consolidation or exchange, and, if no securities are so issued, the Person that is the other party to that merger, consolidation or exchange; and

           (ii) in the case of any transaction described in clause (iii) of
Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to that transaction or those transactions;

provided, however, that in any such case, (1) if the common stock of that Person is not at that time and has not been continuously over the preceding twelve month period registered under Section 12 of the Exchange Act, and that Person is a direct or indirect Subsidiary of another Person the common stock of which is and has been so registered, "Principal Party" shall refer to that other Person; and (2) in case that Person is a Subsidiary, directly or indirectly, of more than one Person, the common stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of those Persons is the issuer of the common stock having the greatest aggregate market value.

      (c) The Company shall not consummate any such consolidation, merger, exchange, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its common stock which have not been issued or reserved for issuance to permit the exercise in full of the rights in accordance with this Section 13 and unless prior thereto the Company and that Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, exchange, or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

           (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause that registration statement to (A) become effective as soon as practicable after that filing and
(b) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

           (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations or exchanges, or sales or other transfers. If a Section 13 Event shall occur at any time after the first occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

      (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (i) and (ii) of Section 13(a) if:

            (i) that transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares and are not deemed to be an "Acquiring Person",

            (ii) the price per share of common stock offered in that transaction is not less than the price per share of common stock paid to all holders of Common Shares whose shares were purchased pursuant to that tender offer or exchange offer, and

            (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to that transaction is the same as the form of consideration paid pursuant to that tender offer or exchange offer.

Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

Section 14. Fractional Rights and Fractional Shares.

      (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. At the Company's sole option, in lieu of those fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which those fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which those fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

      (b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may, at its sole option, pay to the registered holders of Right Certificates at the time those Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For the purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined in accordance with Section 11(d) for the Trading Day immediately before the date of that exercise.

      (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, if cash payments are made to that holder as permitted by this Section.

Section 15. Rights of Action.

      All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, before the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, before the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by that Right Certificate in the manner provided in that Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16. Agreement of Right Holders.

      Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

      (a) before the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

      (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

      (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, before the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

      (d) notwithstanding anything in this Agreement to the contrary, the Company, the Rights Agent, the Board of Directors or the Continuing Directors shall not have any liability to any holder of a Right or other Person as a result of its, his or her inability to perform any of its, his or her obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of that obligation.

Section 17. Right Certificate Holder Not Deemed a Shareholder.

      No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by that Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

      (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

      (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

      (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time that successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver those Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign those Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases those Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      (b) In case at any time the name of the Rights Agent shall be changed and at that time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign those Right Certificates either in its prior name or in its changed name; and in all such cases those Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent.

      The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of that counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with that opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company before taking or suffering any action hereunder, that fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and that certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon that certificate.

        (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that that change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to those officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

      (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in, or act as the transfer agent for, any of the Rights, Common Shares or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

      (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of those funds or adequate indemnification against that risk or liability is not reasonably assured to it.

      (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the form of assignment or form of election to purchase, as the case may be, has either not been duly completed and executed or indicates an affirmative response to enumerated clause 1 and/or 2 of that Right Certificate, the Rights Agent shall not take any further action with respect to that requested exercise or transfer without first consulting with and obtaining direction from the Company.

Section 21. Change of Rights Agent.

      The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make that appointment within a period of 30 days after giving notice of that removal or after it has been notified in writing of that resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with that notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be

      (i) a corporation organized and doing business under the laws of the United States or of the State of New Mexico (or of any other state of the United States as long as that corporation is authorized in the State of New Mexico to perform all the duties of the Rights Agent under this Agreement and is in good standing, having an office in the State of New Mexico which is authorized under those laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or

      (ii) an Affiliate of a corporation described in clause (i) of this sentence.

After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates.

      Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may

      (i) at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement; and

      (ii) if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with the sale or issuance (including upon exercise of any stock option or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company) of Common Shares following the Distribution Date and before the Expiration Date;

provided, however, that (x) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that that issuance would create a significant risk of material adverse tax consequences to the Company, and (y) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption.

      (a) The Board of Directors of the Company may, at its option, at any time before

          (i) the Close of Business on the fifteenth day following the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred before the Record Date, the Close of Business on the fifteenth day following the Record
Date), or

          (ii) the Final Expiration Date,

resolve to redeem, on such terms, conditions and schedule as the Board of Directors in its sole discretion may determine, all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, as that amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"); provided, however, that if the authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of that solicitation, any Person who is or was a participant in that solicitation has stated (or if upon the commencement of that solicitation, a majority of the Board of Directors of the Company has determined in good faith) that that Person (or any of its Affiliates or Associates) has taken or intends to take, or may consider taking, any action that would result in that Person becoming an Acquiring Person or that would cause the occurrence of a Triggering Event (the existence of the circumstances described in this proviso being referred to as an "Adverse Change of Control"), then the Rights may be so redeemed only if there are Continuing Directors in office and that redemption is authorized by a majority of those Continuing Directors. Notwithstanding the foregoing, the Board of Directors may not redeem any Rights following a determination pursuant to Section 11(a)(ii)(B) hereof that any Person is an Adverse Person. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market price at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors in its sole discretion. The Board of Directors, and each of them, and the Company shall not have any liability to any Person as a result of the redemption of Rights pursuant to the terms hereof.

      (b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of that redemption. Within 10 days after the effectiveness of the action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange.

      (a) The Board of Directors of the Company (at a time when a majority of the members of the Board of Directors the serving are Continuing Directors) may, at its option, at any time after any Person becomes an Acquiring Person or an Adverse Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares of the Company at an exchange ratio of six Common Shares per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (that exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect that exchange at any time after an Acquiring Person, together with all Affiliates and Associates of that Acquiring Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

      (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise those Rights shall terminate and the only right thereafter of a holder of those Rights shall be to receive that number of Common Shares equal to the number of those Rights held by that holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, that notice shall not affect the validity of that exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of those Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

      (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute a series of preferred stock of the Company ("Equivalent Preferred Stock") for Common Shares exchangeable for Rights.

      (d) If there shall not be sufficient Common Shares or Equivalent Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be reasonably necessary to authorize additional Common Shares or Equivalent Preferred Stock for issuance upon exchange of the Rights.

      (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of those fractional Common Shares, the Company may, at its sole option, pay to the registered holders of the Right Certificates with regard to which those fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately before the date of exchange pursuant to this Section 24. The Board of Directors of the Company, and each of them, and the Company, shall not have any liability to any Person as a result of the exchange of Rights pursuant to the terms of this Section.

Section 25. Notice of Certain Events.

      (a) In case the Company shall propose, after the Distribution Date,

          (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend),

          (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options,

          (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares),

          (iv) to effect any consolidation or merger into or with, to effect any share exchange with or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or

          (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of that proposed action, which shall specify the record date for the purposes of that stock dividend, or distribution of rights or warrants, or the date on which that reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and that notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days before the record date for determining holders of the Common Shares for purposes of that action, and in the case of any such other action, at least 10 days before the date of the taking of that proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

      (b) In case a Section 11(a)(ii) Event shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of that event, which notice shall describe that event and the consequences of that event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices.

      Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by prepaid expedited delivery service, addressed (until another address is filed in writing with the Rights

Agent) as follows:

                   SBS Technologies, Inc.
                   2400 Louisiana Boulevard NE
                   AFC Building 5, Suite 600
                   Albuquerque, New Mexico 87110
                   Attention: Vice President for Finance and Administration

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, or prepaid expedited delivery service, addressed (until another address is filed in writing with the Company) as follows:

               First Security Bank, National Association
               79 South Main Street
               Salt Lake City, Utah 84111
               Attention: Corporate Trust Department

Notice or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, or prepaid expedited delivery service, addressed to that holder at the address of that holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments.

      The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order

          (i) to cure any ambiguity,

          (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or

          (iii) to change or supplement any provisions or make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person or an Adverse Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of the Acquiring Person or Adverse Person). Without limiting the foregoing, the Company may at any time before such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(b) and 3(a) hereof to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be Beneficially Owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.

Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute that supplement or amendment unless the Rights Agent shall have determined in good faith that that supplement or amendment would adversely affect its interests under this Agreement. Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended or supplemented as the Board of Directors shall deem necessary or advisable (upon approval of a majority of the Continuing Directors then in office), without the approval of any holders of Right Certificates, to provide for the issuance of shares (or fractional shares) of preferred stock of the Company in place of the Common Shares which may be received upon exercise of Rights hereunder before the occurrence of any Triggering Event, and to modify or amend this Agreement in any respect to take into account the use of that preferred stock (or fractional shares of preferred stock) in place of the Common Shares.

Section 28. Successors.

      All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement.

      Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, the Common Shares).

Section 30. Severability.

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated;

provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by that court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the fifteenth day following the date of that determination by the Board of Directors.

Section 31. Administration and Interpretation by Directors.

      The Board of Directors (and/or, as provided for herein, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company (and/or, as provided herein, the Continuing Directors) or necessary or advisable in the administration of this Agreement, including without limitation the right and power to interpret this Agreement and to make all determinations deemed necessary or advisable for the administration of this Agreement. All such acts, interpretations, and determinations done or made by the Board of Directors and/or the Continuing Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent and the holders of the Rights. Accordingly, the Board of Directors and the Continuing Directors, as the case may be, shall not be liable to the holders of the rights or any other party for any determination made, action taken or action omitted to be taken pursuant to the terms of this Agreement, if that determination, action or omitted action was made or taken or omitted in good faith.

Section 32. Governing Law.

      This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New Mexico and for all purposes shall be governed by and construed in accordance with the laws of that State applicable to contracts to be made and performed entirely within that State.

Section 33. Counterparts.

      This Agreement may be executed in any number of counterparts and each of those counterparts shall for all purposes be deemed to be an original, and all those counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings.

      Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


CORPORATION                              SBS TECHNOLOGIES, INC.

Attest:


By: Scott A. Alexander
     Secretary                          Christopher J. Amenson

                                           Chairman and Chief Executive Officer

                                           Rights Agent


                                 FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION


Attest:

By: Larry Montgomery                   By: Nancy Dahl
Authorized Officer               Nancy Dahl, Vice President

                                    Exhibit A


                            Form of Right Certificate

    Certificate No. R-                                          Rights
                                                      ---------

NOT EXERCISABLE AFTER OCTOBER 10, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.00 I PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS THOSE TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF THOSE RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN [ACQUIRING] [ADVERSE] PERSON OR AN AFFILIATE OR ASSOCIATE OF AN [ACQUIRING] [ADVERSE] PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7 OF SUCH AGREEMENT.]*

                                Right Certificate

                             SBS TECHNOLOGIES, INC.

         This certifies that ____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 10, 1997, and as such agreement may be amended (the "Rights Agreement"), between SBS Technologies, Inc., a New Mexico corporation (the "Company"), and First Security Bank, National Association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and before 5:00 P.M., Albuquerque, New Mexico time, on October 10,2007 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, six fully paid nonassessable shares of the no par value Common Stock (the "Common Shares"), of the Company, at a purchase price of $20 per full Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly completed and executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 10, 1997 based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          In certain circumstances and as described in the Rights Agreement, cash, property or other securities may be issued by the Company upon the exercise hereof in lieu of Common Shares.

          Upon the occurrence of a Section 11(a)(ii) Event (as defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any Rights with respect to such Rights from and after the occurrence of such an event.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at above mentioned offices of the Rights Agent and are also available upon written request to the Company.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.00 1 per Right or (ii) may be exchanged in whole or in part for Common Shares or shares of a series of preferred stock of the Company. Notwithstanding the foregoing, the Rights evidenced by this Right Certificate may not be redeemed following a determination pursuant to Section 11(a)(ii)(B) of the Rights Agreement that any Person is an Adverse Person.

          The Company is not required to issue any fractional Common Shares upon the exercise of any Right or Rights evidenced hereby. In lieu thereof, the Company may, at its sole option, make a cash payment, as provided in the Rights Agreement.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________, 19__.


  ATTEST:                           SBS TECHNOLOGIES, INC.

                                            By
  ---------------------------------            ---------------------------

  Countersigned:

  Rights Agent
  First Security Bank, National Association
  By
    ---------------------------------------
    Authorized Signature


                    Form of Reverse Side of Right Certificate


                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


FOR VALUE RECEIVED _________________________________hereby sells, assigns and transfers unto_____________________________________
_________________________________________________________________________
(Please print name and address of transferee) ______________________________________________________________________this Right
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


  Date:                , 19
        ---------------    --


  ---------------------------------------
    Signature


  Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


  ---------------------------------------

          The undersigned hereby certifies by checking the appropriate box that:
(1) the Rights evidenced by this Right Certificate [ ]are [ ]are not being sold, assigned and transferred by or on behalf of a Person who was or is an Acquiring Person, an Adverse Person, or an Affiliate or Associate thereof (as defined in the Rights Agreement); and (2) after due inquiry and to the best knowledge of the undersigned, it [ ]did [ ]did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person, or an Affiliate or Associate thereof.
Dated: ____________



---------------------------------
   Signature

                              Signature Guaranteed:
------------------------------

          the signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

             Form of Reverse Side of Right Certificate -- continued

                          FORM OF ELECTION TO PURCHASE

              (To be executed if holder desires to exercise Rights
                     represented by the Right Certificate.)

         To SBS TECHNOLOGIES, INC.:

         The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such Common Shares be issued in the name of:

    Please insert social security or other identifying number

------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Please print name and address)


--------------------------------------------------------------------------------
         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Dated:                 , 19
       ----------------


--------------------------------
      Signature

   Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


         Form of Reverse Side of Right Certificate -- continued

----------------------------------------

          The undersigned hereby certifies by checking the appropriate box that:
(1) that the Rights evidenced by this Right Certificate [] are or [] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person, or an Affiliate or Associate thereof (as defined in the Rights Agreement); and (2) after due inquiry and to the best knowledge of the undersigned, it [] did [] did not acquire Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate thereof. Dated
                                                           ------------


---------------------------------
Signature


----------------------------------------


                                     NOTICE

          The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person, an Adverse Person, or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT B


                   SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

                 1. Declaration of Dividend. On September 15, 1997, the Board of Directors of SBS Technologies, Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, no par value (the "Common Shares"), of the Company. The dividend is payable on October 10, 1997 (the "Record Date") to the shareholders of record on that date and for each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date. Each Right entitles the registered holder to purchase from the Company six Common Shares of the Company at a price of $20.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Security Bank, National Association, as Rights Agent (the "Rights Agent").

                 2. Issuance of Rights Certificate. Until the earlier to occur of (i) the later of the tenth day after the public announcement that an Acquiring Person (who is, unless excepted in the Rights Agreement, together with affiliates and associates, the beneficial owner of 15% or more of the Common Shares of the Company then outstanding) has become such or the Record Date (ii) 10 days (or later date determined by the Board of Directors as specified in the Rights Agreement) following the commencement of, or the public announcement of the intention of a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) to commence, a tender or exchange offer the consummation of which would result in any person becoming the beneficial owner of Common Shares of the Company aggregating 15% or more of the then outstanding Common Shares, or (iii) the tenth day after the Board of Directors of the Company determines, pursuant to the Rights Agreement, that a person, either alone or together with its affiliates and associates, has at any time after the Rights dividend declaration date become the beneficial owner of an amount of Common Stock which the Board of Directors determines to be substantial (not less than 10% of the shares of Common Stock then outstanding) and a determination by the Board of Directors, after reasonable inquiry that (1) the beneficial ownership by that person is intended to cause the Company to repurchase the Common Stock beneficially owned by that person or to pressure the Company to take action or enter into a transaction or series of transactions intended to provide that person with short-term financial gain under circumstances where the Board of Directors determines that the best long term interests of the Company and its shareholders would not be served by taking that action or entering into those transactions or that series of transactions at that time or (2) the beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including but not limited to, impairment of relationships with customers), or the Company's ability to maintain its competitive policy) on the business or prospects of the Company (an "Adverse Person"), the earlier of those dates being the "Distribution Date", the Rights will be evidenced (subject to the Rights Agreement) by the certificates for Common Shares registered in the names of the holders of them and not by separate

Rights certificates, and the right to receive Right certificates will be transferable only in connection with the transfer of Common Shares (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will send or cause to have sent to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of the holder on the records of the Company, Right certificate(s) evidencing one Right for each Common Share held (subject to adjustment as provided in the Rights Agreement). Only whole number Rights will be issued; cash will be paid in lieu of fractional Rights.

          Notwithstanding the foregoing, any other person or group of affiliated or associated persons who, at the close of business on September 15, 1997, was the beneficial owner of at least 829,205 Common Shares (which number of shares constituted 15% of the number of Common Shares outstanding on that date) or 552,804 Common Shares (which number of shares constitutes 10% of the number of Shares outstanding on that date) will not be deemed an Acquiring Person or Adverse Person, respectively, unless that person or group of affiliated or associated persons acquires beneficial ownership of additional Common Shares at any time that that person or group of affiliated or associated persons is or thereby becomes the beneficial owner of 15% or 10% or more, respectively, of the Common Shares then outstanding.

                   3. Transfer of Rights. The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights),
(i) the Rights will be transferred with and only with the Common Shares; (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by that certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and those separate Right certificates alone will evidence the Rights.

                   4. Exercise of Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire on October 10, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                   5. Adjustments. The Purchase Price payable, the number of Common Shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) if the Company declares a dividend on the Common Shares payable in Common Shares, subdivides the outstanding Common Shares, combines the outstanding Common Shares into a smaller number of Common Shares, or issues any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), or (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then-current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

                 6. Consolidation or Merger. If, after the shares acquisition date, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to purchase, upon the exercise of the Right at the then current Purchase Price, the number of shares of common stock of acquiring company equal to the result of (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is exercisable and dividing that product by
(y) 50% of the current market price per share of common stock of the acquiring company. For example, if at the time of the transaction, the acquiring company's common stock were trading at $120 per share, the Purchase Price of the Rights at the time were $20 per Right share, and each Right represented six shares, then the Right holder would have the right to acquire two shares of the acquiring company for $120.

                 7. Acquiring Person and Adverse Person Adjustment. If someone becomes an Acquiring Person or an Adverse Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person or Adverse Person, which will thereafter be void) will have the right to purchase the number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right was exercisable immediately before the event and (y) dividing that product by 50% of the then current per share market price of the Company's Common Shares on the date of the occurrence of the event. For example, if at the time of the event, the Company's common stock were trading at $60 per share, the Purchase Price of the Rights at the time were $20 per Right share, and each Right represented six shares, then the Right holder would have the right to purchase four Company Common Shares for $120.

                 8. Exchange of Rights. At any time after any person becomes an Acquiring Person or an Adverse Person and before the acquisition by that person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by that person or group, which will have become void), in whole or in part, at an exchange ratio of six Common Shares per Right (subject to adjustment). The Company may, at its option, substitute a series of preferred stock of the Company for Common Shares exchangeable for Rights.

                 9. Substitute for Adjustment Shares. If sufficient Common Shares of the Company are not available to permit the exercise in full of the Rights pursuant to the Rights Agreement, the Company will make adequate provision to substitute for Right shares cash, a reduction in the Purchase Price, equity or debt securities of the Company, other assets or any combination of these. If the Company has not made adequate provision to substitute for the Right shares as provided in the Rights Agreement, the Company will deliver Common Shares (to the extent available) and, if necessary, cash, having an aggregate value equal to the excess of the value of the Right shares issuable over the Purchase Price.

                  10. Deferred Adjustments and Fractional Shares. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in that Purchase Price. The Company is not required to issue any fractional Common Shares and in lieu thereof, may pay cash equal to the same fraction of the current market value of a whole Right as of the last trading day before the date the fractional Rights would have been otherwise issuable.

                  11. Redemption. The Company may, at any time before the (i) later of the fifteenth day following public announcement that an Acquiring Person has become such or the fifteenth day following the Record Date, or (ii) October 10, 2007, resolve to redeem the Rights on such terms, conditions and schedule as the Board of Directors may determine, all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, (the "Redemption Price") payable in cash, Common Shares (based on the current market price at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors in its sole discretion. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only remaining right of the holders of Rights will be to receive the Redemption Price.

                  12. Amendments. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to (i) cure any ambiguity, (ii) correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provisions in the Rights Agreement or
(iii) lower certain thresholds described in the Rights Agreement to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii)(ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  13. No Rights as Shareholder. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  14. Tax Consequences. While distribution of the Rights will not constitute a taxable event to the shareholders or the Company, the shareholders may, depending on the circumstances, recognize taxable income if the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company, as set forth above.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Form 8-K dated September 23, 1997. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                       Agreement to Serve as Rights Agent


     SBS Technologies, Inc., a New Mexico corporation ("Company"), and Norwest Bank Minnesota, NA ("Norwest"), agree as follows:

     RECITALS:

           A. Company has entered into a Shareholder Rights Agreement dated September 15, 1997.

           B. Company appointed First Security Bank, Salt Lake City, Utah to serve as Rights Agent pursuant to that agreement.

           C. First Security Bank has resigned as Rights Agent as of December 31, 1997.

           D. Company wishes to appoint a successor to serve in that capacity on behalf of the Company.

     APPOINTMENT.

         Pursuant to Section 21 of the Shareholder Rights Agreement, Company may and hereby does appoint Norwest Bank Minnesota, NA as successor Rights Agent, effective upon the signing of this Agreement to Serve as Rights Agent.

     ACCEPTANCE.

         Effective with the signing of this Agreement to Serve as Rights Agent, Norwest accepts appointment to serve as Successor Rights Agent and agrees to abide by the terms of the Shareholder Rights Agreement.

Dated: January 1, 1998


                                  SBS Technologies


                                  By: /s/ James E. Dixon
                                     -------------------------------

                                  Its: VICE PRESIDENT
                                       FINANCE & ADMINISTRATION
                                      ------------------------------


                                  Norwest Bank Minnesota, NA


                                  By: Karri L. VanDell
                                     -------------------------------
                                  Its: Officer, Shareowner Services